UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On December 4, 2017, DHI Group, Inc. (“DHI”) issued a press release announcing the sale of its Health eCareers business to Everyday Health Professional, a subsidiary of j2 Global, for approximately $15 million in cash. The transaction closed on December 4, 2017 and DHI will use the proceeds to reduce the balance on its revolving credit facility and support strategic initiatives. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This report and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, the results and timing of our search for a new Chief Executive Officer, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom's future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company's filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings "Risk Factors," "Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits

Exhibits	Description

99.1	Press Release, dated December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President, Business and Legal Affairs and General Counsel

Date:  December 4, 2017

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release, dated December 4, 2017.